EXHIBIT 29


                PRE-PRICING ACKNOWLEDGMENT -- TRANCHE No. 1


                             November __, 2001

         This Pre-pricing Acknowledgment is a Pre-pricing Acknowledgment within the meaning of Section 2.02(b) of the Stock Purchase Agreement dated as of November __, 2001 (the "Stock Purchase Agreement") between GSB Investments Corp. ("Seller") and JPMorgan Chase Bank ("Buyer"), by J.P. Morgan Securities Inc., as its agent. This Pre-pricing Acknowledgment relates to Tranche No. 1. Capitalized terms used herein have the meanings set forth in the Stock Purchase Agreement. The parties hereto hereby acknowledge and agree as follows with respect to Tranche No. 1:

                  (i)      the Designation of Tranche: Tranche No. 1.

                  (ii) the "Advance Rate," as set forth in Section 2.02(d) of the Stock Purchase Agreement, shall be equal to ___%.

                  (iii) the "Downside Rate," as set forth in Section 2.02(d) of the Stock Purchase Agreement, shall be equal to 100%.

                  (iv) the "Hedging Amount," as set forth in Section of the Stock Purchase Agreement, shall be equal to $0.15.

                  (v) the "Maturity Date," as set forth in Section 2.02(d) of the Stock Purchase Agreement, shall be the date twenty-three months from the last day of the Hedging Period for Tranche 1.

                  (vi)     the "Maximum Base Amount," as set forth in
                           Section 2.02(d) of the Stock Purchase Agreement, shall be equal to 1,000,000 shares.

                  (vii) the "Upside Rate," as set forth in Section 2.02(d) of the Stock Purchase Agreement, shall be equal to 140%.

         This Pre-pricing Acknowledgment shall be governed by the laws of New York and may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.


         IN WITNESS WHEREOF, the parties have signed this Pre-pricing Acknowledgment as of the date and year first above written.

                                        SELLER:

                                        GSB INVESTMENTS CORP.


                                        By: /s/ Todd J. Slotkin
                                           -------------------------------------
                                            Name:  Todd J. Slotkin
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                        BUYER:

                                        JPMORGAN CHASE BANK,
                                        by J.P. MORGAN SECURITIES
                                        INC., as its Agent


                                        By: /s/ Neeraj Hora
                                           -------------------------------------
                                            Name:  Neeraj Hora
                                            Title: Vice President